UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2007

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Saflink” refer to Saflink Corporation, a Delaware corporation.

Item 1.01	Entry into Material Definitive Agreement.

On November 1, 2007, we entered into a Notes Conversion Agreement with Richard P. Kiphart, a member of our board of directors, to convert the outstanding principal and accrued but unpaid interest under both of Mr. Kiphart’s promissory notes with us and to waive his rights under the promissory notes, provided that (i) the outstanding principal and accrued but unpaid interest under the promissory notes is converted into shares of our common stock at a per share conversion price equal to $0.0415, and (ii) we covenant not to declare a dividend payable to holders of shares of our common stock until after the promissory notes have been converted into shares of our common stock. In exchange, Mr. Kiphart agreed to forbear from exercising his rights as a creditor under the promissory notes and applicable law prior to the closing of our proposed merger with IdentiPHI, Inc.

Mr. Kiphart currently holds two promissory notes with us. In connection with our merger transaction with SSP Solutions, Inc. in 2004, we assumed a promissory note in the principal amount of $1,250,000, issued in 2003 by SSP Solutions in favor of Mr. Kiphart. The outstanding principal and accrued but unpaid interest under the 2003 promissory note we assumed in connection with the SSP Solutions merger was due and payable on December 31, 2006, and is in default. On January 24, 2007, we borrowed an additional $400,000 from Mr. Kiphart and issued him a promissory note. This note is due and payable in four equal quarterly installments beginning January 1, 2008, with accrued interest payable with each installment of principal. The aggregate outstanding principal and accrued but unpaid interest related to Mr. Kiphart’s notes was approximately $1.8 million, as of October 31, 2007. The number of shares we would be required to issue to Mr. Kiphart upon conversion of his promissory notes would exceed the total number of our authorized shares of common stock, so we must obtain stockholder approval of an increase to the number of shares of our common stock authorized before we can effect this conversion.

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Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Notes Conversion Agreement, dated as of November 1, 2007, by and among Saflink Corporation, a Delaware corporation, and Richard P. Kiphart

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saflink Corporation

Dated: November 2, 2007	By:	/s/ Jeffrey T. Dick
	Name:	Jeffrey T. Dick
	Title:	Chief Financial Officer

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